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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JUNE 12, 1998


                              BELCO OIL & GAS CORP.
             (Exact Name of Registrant as Specified in its Charter)


       State of Nevada                 1-14256                       13-3869719
       (State or Other          (Commission File Number)   (IRS Employer Identification No.)
Jurisdiction of Incorporation)


                          767 Fifth Avenue, 46th Floor
                            New York, New York 10153
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 644-2200



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Item 5.  Other Events

     Belco Oil & Gas Corp. announced the closing on June 12, 1998 of its agreement under which Belco may invest up to US$141 million in Big Bear Exploration Ltd., a Canadian oil and gas company.

     Belco's initial investment included the purchase, through its wholly owned Canadian subsidiary of approximately US$10.5 million of 5% Convertible Preferred shares of Big Bear at approximately US$0.85 per share (Canadian $1.20 per share) with each such share convertible into one common share of Big Bear. Concurrently, Jeff Tonken, the CEO of Big Bear, purchased approximately US$525,000 of the Company's Convertible Preferred shares at approximately US$.90 per share (Canadian $1.27 per share). In connection with the purchase of the Convertible Preferred stock of Big Bear, four of Belco's nominees, including Robert A. Belfer, Chairman and CEO of Belco, and Laurence D. Belfer, President and COO of Belco, joined Big Bear's Board of Directors, which will consist of eight directors.

     Belco has also been issued approximately US$120 million of Special Acquisition Warrants at a price of approximately US$0.72 per warrant (Canadian $1.016 per warrant). Payments for the Special Acquisition Warrants may be made from time to time to fund oil and gas property acquisitions by Big Bear which have been approved by Belco. Each warrant is exchangeable for one share of the common stock of Big Bear at no further cost. The issuance of the Special Acquisition Warrants follows Big Bear shareholder approval obtained on June 9, 1998.

     In connection with the issuance of the Special Acquisition Warrants, Belco deposited a US$60 million letter of credit and 3,436,000 shares of Belco Common Stock into an escrow account with Bank One, Texas, N.A. acting as escrow agent. Belco may substitute, from time to time and in its sole discretion, cash, letters of credit or other securities or investments for the 3,436,000 shares of Belco Common Stock. The US$60 million letter of credit was issued by The Chase Manhattan Bank pursuant to Belco's existing credit facility and has the effect of reducing available borrowing under the credit facility by US$60 million. The 3,436,000 shares of Belco Common Stock are deemed issued but not outstanding under Nevada corporate law and will therefore not affect the number of shares of Belco Common Stock outstanding nor any calculations relating thereto. The letter of credit and shares of Belco Common Stock, or any cash or other assets substituted therefore, may be utilized by Belco from time to time, prior to June 12, 1999, in Belco's sole discretion, to purchase some or all of the Special Acquisition Warrants. On June 12, 1999, assets remaining in the escrow account will be returned to Belco.

     In addition, Belco has the option, while the Special Acquisition Warrants are outstanding, to purchase an additional US$10.5 million of Convertible Preferred shares of Big Bear on the same terms as its initial purchase.

     Belco has purchased the Convertible Preferred Shares and the Special Acquisition Warrants through its subsidiary for investment purposes and does not have any present intention to increase or dispose of its holdings in Big Bear other than upon exercise of its option to purchase additional Convertible Preferred shares or upon conversion or exercise, respectively, of the Convertible Preferred shares or Special Acquisition Warrants into common shares of Big Bear. No other person is acting jointly or in concert with Belco at this time and Belco does not exercise control or direction over any other securities of Big Bear.

     Belco is an independent energy company engaged in the exploration, development, acquisition and production of natural gas and oil.


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This Current Report on Form 8-K includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Belco believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Belco to meet its stated business goals.

Item 7.  Financial Statements and Exhibits

     (a)    Financial statements of businesses acquired.

                  Not Applicable.

     (b)    Pro Forma Financial Information.

                  Not Applicable.

     (c)    Exhibits.

                  99.1     Press release dated June 15, 1998

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 1998.                  BELCO OIL & GAS CORP.


                                      By:     /s/ Robert A. Belfer
                                            ----------------------------------
                                      Name:   Robert A. Belfer
                                             ---------------------------------
                                      Title:  Chairman and Chief
                                                Executive Officer
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